Exhibit 24.1
CORNERSTONE BUILDING BRANDS, INC.

Power of Attorney

WHEREAS, CORNERSTONE BUILDING BRANDS, INC., a Delaware corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, its Annual Report on Form 10-K, together with any and all exhibits, documents and other instruments and documents necessary, advisable or appropriate in connection therewith, including any amendments thereto (the “Form 10-K”);

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rose Lee, Jeffrey S. Lee and Alena S. Brenner, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, this Form 10-K and any or all amendments to this Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of the 1st day of March, 2022.

Signature	Title
/s/ James S. Metcalf	Executive Chairman of the Board
James S. Metcalf
/s/ Kathleen J. Affeldt	Director
Kathleen J. Affeldt
/s/ George L. Ball	Director
George L. Ball
/s/ Gary L. Forbes	Director
Gary L. Forbes
/s/ John J. Holland	Director
John J. Holland
/s/ William E. Jackson	Director
William E. Jackson
/s/ Wilbert W. James, Jr	Director
Wilbert W. James, Jr
/s/ Daniel Janki	Director
Daniel Janki
/s/ John Krenicki	Director
John Krenicki
/s/ Timothy O’Brien	Director
Timothy O’Brien
/s/ Judith Reinsdorf	Director
Judith Reinsdorf
/s/ Nathan K. Sleeper	Director
Nathan K. Sleeper
/s/ Jonathan L. Zrebiec	Director
Jonathan L. Zrebiec